EXHIBIT 23.1b
Consent of Independent Registered Public Accounting Firm
Bank of Las Vegas
Las Vegas, Nevada
We hereby consent to the use in the proxy statement/prospectus constituting a part of Amendment No. 1 to the Registration Statement on Form S-4 of Capitol Bancorp Limited of our report dated March 4, 2005 relating to the financial statements of Bank of Las Vegas which is contained in the proxy statement/prospectus. We also consent to the reference to us under the caption “Experts” in the proxy statement/prospectus.
/s/ BDO SEIDMAN, LLP
Grand Rapids, Michigan
October 21, 2005